FOR IMMEDIATE RELEASE

Investor Contact:
Chris Gay
308-255-2905
Cabela's Incorporated

Media Contact:
Joe Arterburn
308-255-1204
Cabela's Incorporated

CABELA'S INC. REPORTS STRONG TOP AND BOTTOM LINE GROWTH FOR FOURTH QUARTER FISCAL 2011
- Fourth Quarter Earnings Per Diluted Share of $1.06, Before $0.07 Impairment and Restructuring Charge
- Comparable Store Sales Increased 1.7%
- Retail Operating Margin Improved 80 Basis Points to 20.6%
- Merchandise Gross Margin Increased 40 Basis Points
- Full Year After-Tax Return on Invested Capital Improved 120 Basis Points to 14.3%
- Company Accelerates 2012 and 2013 Store Openings

SIDNEY, Neb. (February 16, 2012) - Cabela's Incorporated (NYSE:CAB) today reported record financial results for fourth quarter and fiscal year ended December 31, 2011.

For the quarter, adjusted for divestitures, total revenue increased 5.4% to $983.7 million; Retail store revenue increased 9.8% to $525.6 million; Direct revenue decreased 1.9% to $378.9 million; and Financial Services revenue increased 34.5% to $77.7 million. For the quarter, comparable store sales increased 1.7%. On a reported basis, total revenue increased 5.3% and Direct revenue decreased 2.1%. A detailed reconciliation is provided at the end of this release.

For the quarter, net income increased 25% to $75.0 million compared to $59.9 million in the year ago quarter, and earnings per diluted share were $1.06 compared to $0.86 in the year ago quarter, each excluding certain items. The Company reported GAAP net income of $69.8 million and earnings per diluted share of $0.99 as compared to GAAP net income of $66.3 million and earnings per diluted share of $0.95 in the year ago quarter. Fourth quarter 2011 results include impairment charges of $7.8 million pre-tax mostly related to economic development bonds; while fourth quarter 2010 results include a benefit of $9.2 million pre-tax. See the supporting schedules to this earnings release labeled “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of the GAAP to non-GAAP financial measures.

For fiscal 2011, net income increased 24% to $150.8 million compared to $121.3 million last year, and earnings per diluted share were $2.12 compared to $1.76 a year ago, each excluding certain items. The Company reported GAAP net income of $142.6 million and earnings per diluted share of $2.00 as compared to GAAP net income of $112.2 million and earnings per diluted share of $1.62 a year ago. Fiscal 2011 results include impairment charges of $12.2 million pre-tax, while fiscal 2010 results include impairment and special charges of $13.6 million pre-tax. See the supporting schedules to this earnings release labeled “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of the GAAP to non-GAAP financial measures.

"Over the past three years, we have focused on improving profitability and after-tax return on invested capital, enabling us to accelerate growth initiatives," said Tommy Millner, Cabela's Chief Executive Officer. "Our strong revenue and profit results in the fourth quarter led to record profitability in our Direct and Retail segments for the full year 2011 and reassure us as we invest to accelerate growth over the next few years."
"As a result of the significant improvements in retail profitability and after-tax return on capital, we are further accelerating our retail store expansion," Millner said. "In 2012, we now expect to open five next-generation stores in North America in addition to our first Outpost store, increasing retail square footage approximately 10%. Looking forward to 2013, we expect to increase retail square footage 11-13% with the opening of six next-generation stores in the U.S. and up to three additional Outpost stores."
Due to the success of the next-generation stores, and in particular the success of the smaller Springfield, Oregon, store, Cabela's has developed a new "Outpost" store format. These stores will be approximately 40,000 square feet and have an innovative "core-flex" merchandise strategy allowing us to effectively serve smaller markets with a large concentration of Cabela's customers. The first Outpost store is expected to open in the fall of 2012 and will be located in Union Gap, Washington.
"We are especially pleased that merchandise margins increased 40 basis points in the quarter and 50 basis points for the year as we continue to improve pre-season planning, in-season management and the performance of Cabela's branded merchandise," Millner said. "Additionally, despite the unusually warm weather, comparable store sales grew 1.7%, and increased collaboration with vendors allowed us to more tightly manage inventories, which declined 3% for the year."
"Mostly due to higher gross margin, Retail profitability for the quarter increased 80 basis points to 20.6%," Millner said. "This is the eleventh consecutive quarter of increases in Retail profitability."
"Another important trend is expansion of return on invested capital, which increased 120 basis points to 14.3% in 2011," Millner said. "This compares to return on invested capital of just 9.6% three years ago. This important measure reflects continuing effort on balance sheet management and increasing profitability. With the strong performance of our next-generation stores, we remain confident in our ability to further increase return on invested capital."
The Cabela's CLUB® Visa program also posted very strong results in the quarter. For the quarter, net charge-offs decreased 126 basis points to 2.12% compared to 3.38% in the prior year quarter. This is the lowest level of net charge-offs in more than four years. Primarily due to higher interest and fee income and reduced interest expense, Financial Services revenue increased 34.5% in the quarter to $77.7 million.
As previously announced, the Company's Board of Directors has approved a share repurchase program designed primarily to offset shareholder dilution resulting from the granting of equity-based compensation awards. As a result, the Company intends to repurchase up to 800,000 shares of its common stock in open market transactions through February 2013.

"We are extremely pleased with our progress on our strategic initiatives," Millner said. "It is clear our strategies are working, and our next-generation stores are achieving superior results. Accordingly, we expect to achieve double digit full year earnings per share growth in 2012."

Conference Call Information

A conference call to discuss fourth quarter fiscal 2011 operating results is scheduled for today (Thursday, February 16, 2012) at 11:00 a.m. Eastern Time. A webcast of the call will take place simultaneously and can be accessed by visiting the Investor Relations section of Cabela's website at www.cabelas.com. A replay of the call will be archived on www.cabelas.com.

About Cabela's Incorporated

Cabela's Incorporated, headquartered in Sidney, Nebraska, is a leading specialty retailer, and the world's largest direct marketer, of hunting, fishing, camping and related outdoor merchandise. Since the Company's founding in 1961, Cabela's® has grown to become one of the most well-known outdoor recreation brands in the world, and has long been recognized as the World's Foremost Outfitter®. Through Cabela's growing number of retail stores and its well-established direct business, it offers a wide and distinctive selection of high-quality outdoor products at competitive prices while providing superior customer service. Cabela's also issues the Cabela's CLUB® Visa credit card, which serves as its primary customer loyalty rewards program. Cabela's stock is traded on the New York Stock Exchange under the symbol “CAB”.

Caution Concerning Forward-Looking Statements

Statements in this press release that are not historical or current fact are "forward-looking statements" that are based on the Company's beliefs, assumptions and expectations of future events, taking into account the information currently available to the Company.  Such forward-looking statements include, but are not limited to, the Company's statements regarding the opening of five next-generation stores in North America in 2012, the opening of the first Outpost store in the fall of 2012, increasing retail square footage approximately 10% in 2012, increasing retail square footage 11-13% in 2013, opening six next-generation stores in the U.S. and up to three additional Outpost stores in 2013, further increasing after-tax return on invested capital, repurchasing up to 800,000 shares in open market transactions through February 2013, and earnings per share for 2012 growing at a double-digit rate. The Company's share repurchase program does not obligate the Company to make any purchases of the Company's common stock, and the program may be limited or terminated at any time without prior notice. Forward-looking statements involve risks and uncertainties that may cause the Company's actual results, performance or financial condition to differ materially from the expectations of future results, performance or financial condition that the Company expresses or implies in any forward-looking statements.  These risks and uncertainties include, but are not limited to:  the level of discretionary consumer spending; the state of the economy, including increases in unemployment levels and bankruptcy filings; changes in the capital and credit markets or the availability of capital and credit; the Company's ability to comply with the financial covenants in its credit agreements; changes in consumer preferences and demographic trends; the Company's ability to successfully execute its multi-channel strategy; the ability to negotiate favorable purchase, lease and/or economic development arrangements for new retail store locations; expansion into new markets and market saturation due to new retail store openings; the rate of growth of general and administrative expenses associated with building a strengthened corporate infrastructure to support the Company's growth initiatives; increasing competition in the outdoor segment of the sporting goods industry; the cost of the Company's products, including increases in fuel prices; political or financial instability in countries where the goods the Company sells are manufactured; increases in postage rates or paper and printing costs; supply and delivery shortages or interruptions, and other interruptions or disruptions to our systems, processes or controls, caused by system changes or other factors, including technology system changes in support of our customer relationship management system; adverse or unseasonal weather conditions; fluctuations in operating results; increased government regulation, including regulations relating to firearms and ammunition; inadequate protection of the Company's intellectual property; material security breaches of computer systems; the Company's ability to protect its brand and reputation; the outcome of litigation, administrative and/or regulatory matters

(including a Commissioner's charge the Company received from the Chair of the U.S. Equal Employment Opportunity Commission in January 2011); the Company's ability to manage credit, liquidity, interest rate, operational, legal and compliance risks; increasing competition for credit card products and reward programs; the Company's ability to increase credit card receivables while managing fraud, delinquencies and charge-offs; the Company's ability to securitize its credit card receivables at acceptable rates or access the deposits market at acceptable rates; decreased interchange fees as a result of credit card industry regulation and/or litigation; the impact of legislation, regulation and supervisory regulatory actions in the financial services industry, including new and proposed regulations affecting securitizations and the Dodd-Frank Wall Street Reform and Consumer Protection Act; other factors that the Company may not have currently identified or quantified; and other risks, relevant factors and uncertainties identified in the Company's filings with the SEC (including the information set forth in the "Risk Factors" section of the Company's Form 10-K for the fiscal year ended January 1, 2011, and Form 10-Q for the fiscal quarter ended April 2, 2011), which filings are available at the Company's website at www.cabelas.com and the SEC's website at www.sec.gov.  Given the risks and uncertainties surrounding forward-looking statements, you should not place undue reliance on these statements.  The Company's forward-looking statements speak only as of the date they are made.  Other than as required by law, the Company undertakes no obligation to update or revise forward-looking statements, whether as a result of new information, future events or otherwise.

CABELA'S INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Dollars in Thousands Except Earnings Per Share)
(Unaudited)

	Three Months Ended		Fiscal Year Ended
	December 31, 2011	January 1, 2011	December 31, 2011	January 1, 2011
Revenue:
Merchandise sales	$903,926	$865,696	$2,505,733	$2,412,486
Financial Services revenue	77,660	57,760	291,746	227,675
Other revenue	2,159	10,955	13,687	23,081
Total revenue	983,745	934,411	2,811,166	2,663,242

Cost of revenue:
Merchandise costs (exclusive of depreciation and amortization)	575,278	553,757	1,613,241	1,566,165
Cost of other revenue	—	8,115	8	9,284
Total cost of revenue (exclusive of depreciation and amortization)	575,278	561,872	1,613,249	1,575,449
Selling, distribution, and administrative expenses	290,803	268,231	954,125	895,405
Impairment and restructuring charges	7,801	795	12,244	5,626
Operating income	109,863	103,513	231,548	186,762

Interest expense, net	(6,105)	(9,648)	(24,427)	(27,442)
Other non-operating income, net	1,690	2,015	7,346	7,360
Income before provision for income taxes	105,448	95,880	214,467	166,680
Provision for income taxes	35,620	29,578	71,847	54,521

Net income	$69,828	$66,302	$142,620	$112,159

Earnings per basic share	$1.01	$0.97	$2.06	$1.65
Earnings per diluted share	$0.99	$0.95	$2.00	$1.62

Basic weighted average shares outstanding	69,166,725	68,055,713	69,194,663	67,791,782
Diluted weighted average shares outstanding	70,718,826	69,637,169	71,274,242	69,086,533

CABELA'S INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in Thousands Except Par Values)
(Unaudited)

ASSETS	December 31, 2011	January 1, 2011
CURRENT
Cash and cash equivalents	$304,679	$136,419
Restricted cash of the Trust	18,296	18,575
Accounts receivable, net	47,127	47,218
Credit card loans (includes restricted credit card loans of the Trust of $3,142,151 and $2,775,768), net of allowance for loan losses of $73,350 and $90,900	3,094,163	2,709,312
Inventories	494,828	509,097
Prepaid expenses and other current assets	146,479	123,304
Income taxes receivable and deferred income taxes	5,709	2,136
Total current assets	4,111,281	3,546,061
Property and equipment, net	866,899	817,947
Land held for sale or development	38,393	21,816
Economic development bonds	86,563	104,231
Deferred income taxes	—	12,786
Other assets	30,635	28,338
Total assets	$5,133,771	$4,531,179

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT
Accounts payable, including unpresented checks of $19,124 and $27,227	$266,793	$214,757
Gift instruments, and credit card and loyalty rewards programs	227,414	202,541
Accrued expenses	143,695	138,510
Time deposits	88,401	148,619
Current maturities of secured variable funding obligations of the Trust	460,000	393,000
Current maturities of secured long-term obligations of the Trust	425,000	698,400
Current maturities of long-term debt	8,387	230
Income taxes payable	—	2,880
Total current liabilities	1,619,690	1,798,937
Long-term time deposits	893,912	364,132
Secured long-term obligations of the Trust, less current maturities	977,500	892,500
Long-term debt, less current maturities	336,535	344,922
Deferred income taxes	26,367	—
Other long-term liabilities	98,451	106,140

STOCKHOLDERS' EQUITY
Preferred stock, $0.01 par value; Authorized - 10,000,000 shares; Issued - none	—	—
Common Stock, $0.01 par value; Authorized - 245,000,000 shares;
Issued - 69,641,818 and 68,156,154 shares; Outstanding - 68,840,883 and 68,156,154 shares	696	681
Additional paid-in capital	334,925	306,149
Retained earnings	862,914	720,294
Accumulated other comprehensive income (loss)	2,731	(2,576)
Treasury stock, at cost	(19,950)	—
Total stockholders' equity	1,181,316	1,024,548
Total liabilities and stockholders' equity	$5,133,771	$4,531,179

CABELA'S INCORPORATED AND SUBSIDIARIES
SEGMENT INFORMATION
(Unaudited)

	Three Months Ended		Fiscal Year Ended
	December 31, 2011	January 1, 2011	December 31, 2011	January 1, 2011
	(Dollars in Thousands)
Revenue:
Retail	$525,607	$478,769	$1,550,442	$1,412,715
Direct	378,931	386,927	956,834	999,771
Financial Services	77,660	57,760	291,746	227,675
Other	1,547	10,955	12,144	23,081
Total revenue	$983,745	$934,411	$2,811,166	$2,663,242

Operating Income (Loss):
Retail	$108,425	$94,856	$263,010	$205,768
Direct	68,055	63,908	172,163	156,255
Financial Services	15,910	13,219	59,032	52,401
Other	(82,527)	(68,470)	(262,657)	(227,662)
Total operating income	$109,863	$103,513	$231,548	$186,762

As a Percentage of Total Revenue:
Retail revenue	53.4%	51.2%	55.2%	53.0%
Direct revenue	38.5	41.4	34.0	37.5
Financial Services revenue	7.9	6.2	10.4	8.6
Other revenue	0.2	1.2	0.4	0.9
Total revenue	100.0%	100.0%	100.0%	100.0%

As a Percentage of Segment Revenue:
Retail operating income	20.6%	19.8%	17.0%	14.6%
Direct operating income	18.0	16.5	18.0	15.6
Financial Services operating income	20.5	22.9	20.2	23.0
Total operating income as a percentage of total revenue	11.2	11.1	8.2	7.0

CABELA'S INCORPORATED AND SUBSIDIARIES
REVENUE FOR 2010 ADJUSTED FOR DIVESTITURE
(Unaudited)

The Company divested its non-core home restoration products business in October 2010. Information on Direct and total revenue impacted by this divestiture is presented below for comparison purposes for the periods ending December 31, 2011, and January 1, 2011. Management believes that these measures are an important analytical tool to aid in understanding operating trends for the three months and fiscal years ended December 31, 2011, and January 1, 2011.

	Period Ending
	December 31, 2011	January 1, 2011	Increase (Decrease)	% Change
	(Dollars in Thousands)
Three Months Ended:
Direct revenue	$378,931	$386,927	$(7,996)	(2.1)%
Less revenue from divestiture	—	(815)	815
Direct revenue - adjusted	$378,931	$386,112	$(7,181)	(1.9)

Total revenue	$983,745	$934,411	$49,334	5.3
Less revenue from divestiture	—	(815)	815
Total revenue - adjusted	$983,745	$933,596	$50,149	5.4

Fiscal Year Ended:
Direct revenue	$956,834	$999,771	$(42,937)	(4.3)
Less revenue from divestiture	—	(13,724)	13,724
Direct revenue - adjusted	$956,834	$986,047	$(29,213)	(3.0)

Total revenue	$2,811,166	$2,663,242	$147,924	5.6
Less revenue from divestiture	—	(13,724)	13,724
Total revenue - adjusted	$2,811,166	$2,649,518	$161,648	6.1

CABELA'S INCORPORATED AND SUBSIDIARIES
COMPONENTS OF FINANCIAL SERVICES SEGMENT REVENUE
(Unaudited)

Financial Services revenue consists of activity from our credit card operations and is comprised of interest and fee income, interchange income, other non-interest income, interest expense, provision for loan losses, and customer rewards costs. The following table details the components and amounts of total revenue of the Company's Financial Services segment for the periods presented below.

	Three Months Ended		Fiscal Year Ended
	December 31, 2011	January 1, 2011	December 31, 2011	January 1, 2011
	(In Thousands)

Interest and fee income	$73,112	$65,924	$277,242	$271,651
Interest expense	(14,795)	(20,715)	(70,303)	(86,494)
Provision for loan losses	(11,671)	(15,030)	(39,287)	(66,814)
Net interest income, net of provision for loan losses	46,646	30,179	167,652	118,343
Non-interest income:
Interchange income	74,729	64,983	267,106	231,347
Other non-interest income	3,836	3,142	13,620	12,247
Total non-interest income	78,565	68,125	280,726	243,594
Less: Customer rewards costs	(47,551)	(40,544)	(156,632)	(134,262)

Financial Services revenue	$77,660	$57,760	$291,746	$227,675

The following table sets forth the components of our Financial Services revenue as a percentage of average total credit card loans for the periods presented below.

	Three Months Ended		Fiscal Year Ended
	December 31, 2011	January 1, 2011	December 31, 2011	January 1, 2011

Interest and fee income	10.0%	10.3%	10.1%	11.0%
Interest expense	(2.0)	(3.2)	(2.6)	(3.5)
Provision for loan losses	(1.6)	(2.4)	(1.4)	(2.7)
Interchange income	10.2	10.1	9.7	9.4
Other non-interest income	0.5	0.5	0.5	0.5
Customer rewards costs	(6.5)	(6.3)	(5.7)	(5.5)
Financial Services revenue	10.6%	9.0%	10.6%	9.2%

CABELA'S INCORPORATED AND SUBSIDIARIES
KEY STATISTICS OF FINANCIAL SERVICES BUSINESS
(Unaudited)

Key statistics reflecting the performance of our Financial Services business are shown in the following charts:

	Three Months Ended
	December 31, 2011	January 1, 2011	Increase	%
			(Decrease)	Change
	(Dollars in Thousands Except Average Balance per Account )

Average balance of credit card loans (1)	$2,917,083	$2,570,493	$346,590	13.5%
Average number of active credit card accounts	1,495,242	1,384,443	110,799	8.0

Average balance per active credit card account (1)	$1,951	$1,857	$94	5.1

Net charge-offs on credit card loans (1)	$15,493	$21,735	$(6,242)	(28.7)

Net charge-offs as a percentage of average credit card loans (1)	2.12%	3.38%	(1.26)%
(1) Includes accrued interest and fees

	Fiscal Year Ended
	December 31, 2011	January 1, 2011	Increase	%
			(Decrease)	Change
	(Dollars in Thousands Except Average Balance per Account )

Average balance of credit card loans (1)	$2,745,118	$2,470,493	$274,625	11.1%
Average number of active credit card accounts	1,416,887	1,317,890	98,997	7.5

Average balance per active credit card account (1)	$1,937	$1,875	$62	3.3

Net charge-offs on credit card loans (1)	$64,520	$104,416	$(39,896)	(38.2)

Net charge-offs as a percentage of average credit card loans (1)	2.35%	4.23%	(1.88)%
(1) Includes accrued interest and fees

CABELA'S INCORPORATED AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP RETURN ON INVESTED CAPITAL
(Unaudited)

Return on invested capital (“ROIC”) is not a measure of financial performance under generally accepted accounting principles (“GAAP”) and may not be defined and calculated by other companies in the same manner. ROIC should be considered supplemental to and not a substitute for financial information prepared in accordance with GAAP. The Company uses ROIC as a measure of efficiency and effectiveness of its use of capital.
The Company measures ROIC by dividing adjusted net income by average total capital. Adjusted net income is calculated by adding interest expense, rent expense, and Retail segment depreciation and amortization (all after tax) to reported net income excluding: (1) any losses on sales of assets, (2) any impairment charges or fixed asset write-downs, and (3) any accumulated amortization of deferred grant income caused by other-than-temporary impairment losses of economic development bonds (all after tax). Total capital is calculated by adding current maturities of long-term debt, deferred compensation, operating leases capitalized at eight times next year’s annual minimum lease payments, and total stockholders’ equity to long-term debt (excluding all debt of World's Foremost Bank ("WFB")) and then subtracting cash and cash equivalents (excluding cash and cash equivalents of WFB). Average total capital is calculated as the sum of current and prior year ending total capital divided by two. The following table reconciles the components of ROIC to the most comparable GAAP financial measures.

	Fiscal Year Ended
	December 31, 2011	January 1, 2011
	(Dollars in Thousands)

Net income as reported	$142,620	$112,159
Add back:
Interest expense	24,454	27,482
Rent expense	9,541	7,506
Depreciation and amortization - Retail segment	41,506	40,011
Exclude:
Losses on sales of assets	—	—
Impairment charges or fixed asset write-downs	4,771	5,626
Accumulated amortization of deferred grant income	6,538	—
	86,810	80,625

After tax effect	57,729	54,253
Effective tax rate	33.50%	32.71%

Adjusted net income	$200,349	$166,412

Total capital:
Current maturities of long-term debt	$8,387	$230
Deferred compensation	—	291
Operating leases capitalized at 8x next year's annual minimum lease payments	85,968	55,864
Total stockholders' equity	1,181,316	1,024,548
Long-term debt (excluding WFB debt)	336,535	344,922
	1,612,206	1,425,855
Less:
Cash and cash equivalents	(304,679)	(136,419)
Add back cash and cash equivalents at WFB	117,035	81,904
	(187,644)	(54,515)

Adjusted total capital	$1,424,562	$1,371,340

Average total capital	$1,397,951	$1,273,610

Return on Invested Capital	14.3%	13.1%

CABELA'S INCORPORATED AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited)

To supplement the Company's condensed consolidated statements of income presented in accordance with generally accepted accounting principles ("GAAP"), management of the Company has disclosed non-GAAP measures of operating results that exclude certain items. Selling, distribution, and administrative expenses; operating income; provision for income taxes; net income; and earnings per basic and diluted share are presented below both as reported (on a GAAP basis) and excluding (i) the impairment and restructuring charges recorded in the three months and fiscal years ended December 31, 2011, and January 1, 2011, and (ii) the effect of the charge recorded in fiscal 2010 relating to matters arising out of the Federal Deposit Insurance Corporation's ("FDIC") compliance examination of World's Foremost Bank ("WFB"). The impairment and restructuring charges include asset write-downs and severance and related costs. In light of the nature and magnitude, we believe these items should be presented separately to enhance a reader's overall understanding of the Company's ongoing operations. These non-GAAP financial measures should be considered in conjunction with the GAAP financial measures.
Management believes these non-GAAP financial results provide useful supplemental information to investors regarding the underlying business trends and performance of the Company's ongoing operations and are useful for period-over-period comparisons of such operations. In addition, management evaluates results using non-GAAP adjusted operating income, adjusted net income, and adjusted earnings per diluted share. These non-GAAP measures should not be considered in isolation or as a substitute for operating income, net income, earnings per diluted share, or any other measure calculated in accordance with GAAP. The following table reconciles these financial measures to the related GAAP financial measures for the periods presented.

	Three Months Ended
	December 31, 2011			January 1, 2011
	GAAP Basis	Amounts	Non-GAAP	GAAP Basis	Amounts	Non-GAAP
	As Reported	Added Back	As Adjusted	As Reported	Added Back	As Adjusted
	(Dollars in Thousands Except Earnings Per Share)

Total revenue	$983,745	$—	$983,745	$934,411	$—	$934,411

Total cost of revenue (exclusive of depreciation and amortization)	575,278	—	575,278	561,872	—	561,872
Selling, distribution, and administrative expenses (1)	290,803	—	290,803	268,231	10,000	278,231
Impairment and restructuring charges (2)	7,801	(7,801)	—	795	(795)	—
Operating income	109,863	7,801	117,664	103,513	(9,205)	94,308

Interest expense, net	(6,105)	—	(6,105)	(9,648)	—	(9,648)
Other non-operating income	1,690	—	1,690	2,015	—	2,015
Income before provision for income taxes	105,448	7,801	113,249	95,880	(9,205)	86,675
Provision for income taxes	35,620	2,626	38,246	29,578	(2,840)	26,738

Net income	$69,828	$5,175	$75,003	$66,302	$(6,365)	$59,937

Earnings per basic share	$1.01	$0.07	$1.08	$0.97	$(0.09)	$0.88
Earnings per diluted share	$0.99	$0.07	$1.06	$0.95	$(0.09)	$0.86

(Footnotes on the following page)

CABELA'S INCORPORATED AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited)

	Fiscal Year Ended
	December 31, 2011			January 1, 2011
	GAAP Basis	Amounts	Non-GAAP	GAAP Basis	Amounts	Non-GAAP
	As Reported	Added Back	As Adjusted	As Reported	Added Back	As Adjusted
	(Dollars in Thousands Except Earnings Per Share)

Total revenue	$2,811,166	$—	$2,811,166	$2,663,242	$—	$2,663,242

Total cost of revenue (exclusive of depreciation and amortization)	1,613,249	—	1,613,249	1,575,449	—	1,575,449
Selling, distribution, and administrative expenses (1)	954,125	—	954,125	895,405	(8,000)	887,405
Impairment and restructuring charges (2)	12,244	(12,244)	—	5,626	(5,626)	—
Operating income	231,548	12,244	243,792	186,762	13,626	200,388

Interest expense, net	(24,427)	—	(24,427)	(27,442)	—	(27,442)
Other non-operating income	7,346	—	7,346	7,360	—	7,360
Income before provision for income taxes	214,467	12,244	226,711	166,680	13,626	180,306
Provision for income taxes	71,847	4,102	75,949	54,521	4,457	58,978

Net income	$142,620	$8,142	$150,762	$112,159	$9,169	$121,328

Earnings per basic share	$2.06	$0.12	$2.18	$1.65	$0.14	$1.79
Earnings per diluted share	$2.00	$0.12	$2.12	$1.62	$0.14	$1.76

(1)
Reflects an accrual recognized in the first quarter of fiscal 2010 relating to matters arising out of the FDIC's compliance examination conducted in 2009 of WFB. As a result of an agreement in principle to settle all matters with the FDIC, the Company reduced that liability in the fourth quarter of 2010 by $10 million pre-tax. On March 3, 2011, WFB and the FDIC settled all matters related to this issue. All restitution amounts and the civil money penalty were paid in the first fiscal quarter of 2011.

(2)
Reflects (i) impairment losses recognized in the three months and fiscal years ended December 31, 2011, and January 1, 2011, respectively, to reflect the fair value on certain assets and (ii) restructuring charges for severance and related benefits recognized in the three months and fiscal year ended December 31, 2011.